Exhibit 5.1

DUANE MORRIS LLP

111 S. Calvert Street, Suite 2000

Baltimore, MD 21202

April 28, 2014

RAIT Financial Trust

Cira Centre, 2929 Arch Street, 17th Floor

Philadelphia, PA 19104

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We serve as special Maryland counsel to RAIT Financial Trust, a Maryland real estate investment company (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the possible resale of 10,144,958 common shares of beneficial interest, $0.03 par value per share, of the Company (the “Common Shares”, and such 10,144,958 common shares, the “Offered Securities”), which are covered by the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”). The Offered Securities would be issuable upon; (i) the exercise of the Company’s outstanding common share purchase warrants issued pursuant to the securities purchase agreement dated as of October 1, 2012, that was entered into with ARS VI Investor I, LP (formerly ARS VI Investor I, LLC) and certain affiliates of the Company (the “ARS Warrants”), and (ii) the redemption of 213,958 Class B membership interests in the Company’s South Terrace Holdco, LLC subsidiary (the “STH Class B Interests”). This opinion is being provided at your request in connection with the filing of the Registration Statement.

For purposes of rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(a) The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the Act;

(b) The Amended and Restated Declaration of Trust, as amended, corrected and supplemented, of the Company (the “Declaration”), certified as of April 11, 2014 by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

(c) The Bylaws of the Company, certified as of the date hereof by the Secretary of the Company (the “Bylaws,” and together with the Declaration, the “Organizational Documents”);

RAIT Financial Trust

April 28, 2014

(d) All resolutions adopted by the Board of Trustees of the Company, or committees thereof, relating to the issuance and registration of the Offered Securities, each as certified as of the date hereof by the Secretary of the Company;

(e) A certificate of the SDAT as to the good standing of the Company, dated as of April 25, 2014;

(f) A Certificate of Secretary executed by Raphael Licht, Secretary of the Company, dated as of the date hereof (the “Certificate”);

(g) Common Share Purchase Warrant No. 1 dated October 17, 2012 issued by the Company to ARS VI Investor I, LP (formerly ARS VI Investor I, LLC);

(h) Common Share Purchase Warrant No. 2 dated November 15, 2012 issued by the Company to ARS VI Investor I, LP (formerly ARS VI Investor I, LLC);

(i) Common Share Purchase Warrant No. 3 dated December 18, 2012 issued by the Company to ARS VI Investor I, LP (formerly ARS VI Investor I, LLC);

(j) Common Share Purchase Warrant No. 4 dated March 27, 2014 issued by the Company to ARS VI Investor I, LP; and

(k) The Limited Liability Company Agreement of South Terrace Holdco, LLC, effective June 30, 2013, by and among South Terrace Holdco, LLC, South Terrace Holdco MM, LLC, Adam Kauffman, Mark Berman, Marc Esworthy and Brad Begelman (the “LLC Agreement”).

In such examination, we have assumed: (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects. As to all questions of fact material to these opinions, we have relied solely upon the Certificate or comparable documents or representations and warranties made in the ARS Warrants and LLC Agreement, and have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

For purposes of rendering our opinions herein, we have further assumed the following with respect to the Offered Securities:

(i) The Offered Securities will not be issued or transferred in violation of any restriction or limitation on transfer or ownership of Equity Shares (as defined in the Declaration);

RAIT Financial Trust

April 28, 2014

(ii) The Company will have available for issuance, under the Declaration, the requisite number of authorized but unissued Common Shares comprising the Offered Securities;

(iii) Appropriate certificates representing Common Shares comprising the Offered Securities, will be executed and delivered upon the issuance of such Common Shares, and will comply with the Organizational Documents and applicable law; and

(iv) The ARS Warrants and the STH Class B Interests have been validly issued and the exercise or redemption thereof, as the case may be, complies with the terms thereof.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. The Company is as a real estate investment trust validly existing and in good standing under the laws of the State of Maryland.

2. The Company has the trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement.

3. With respect to Offered Securities, when Common Shares have been duly issued in consideration of the exercise of the ARS Warrants or the redemption of the STH Class B Interests, such Common Shares will be duly authorized, validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the substantive laws of the State of Maryland, which, in our experience, without having made any special investigation as to the applicability of any specific law, rules or regulation, are normally applicable to transactions of the type herein described (collectively, the “Applicable Laws”). No opinion is expressed as to the effect on the matters covered by this letter of the laws, rules or regulations of (i) the United States of America or (ii) the securities (or as they are known in the vernacular “blue sky”) laws of the State of Maryland, whether in any such case applicable directly or through the Applicable Laws. The opinions expressed herein are subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

RAIT Financial Trust

April 28, 2014

The opinions expressed herein are rendered solely for your benefit in connection with your issuance of the Securities. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent. Notwithstanding the foregoing, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of person whose consent is required by Section 7 of the Act.

Very truly yours,

/S/ DUANE MORRIS LLP